MONTHLY STATEMENT
              _____________________________________________

                      FIRST DEPOSIT MASTER TRUST
                             SERIES 1994-1
              _____________________________________________

     Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1994-1 Supplement dated as of May 1, 1994 (as amended and supplemented, the "Series Supplement"), among First Deposit National Bank, Seller and Servicer ("First Deposit"), Providian National Bank (formerly First Deposit National Credit Card Bank), Seller, and Bankers Trust Company, Trustee, First Deposit as Servicer is required to prepare certain information each month regarding current distributions to Investor Certificateholders and the performance of the First Deposit Master Trust (the "Trust") during the previous month. The information which is required to be prepared for the Series 1994-1
Certificates  with  respect  to  the  Distribution  Date occurring on October
15, 1996 and with respect to the performance of the Trust during the month of September is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor
Certificate (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or Series Supplement, as applicable.

     A) Information Regarding the Current Monthly Distribution for the Series 1994-1 Certificates (stated on the basis of $1,000 original certificate principal amount)

          (1)          The  total  amount  distributed  to  Series  1994-1
Certificateholders  per  $1,000  original  certificate  principal  amount
$5.750000

          (2) The amount set forth in A (1) above distributed to Series 1994-1 Certificateholders with respect to interest per $1,000 original
certificate principal amount     $5.750000

          (3) The amount set forth in A (1) above distributed to Series 1994-1 Certificateholders with respect to principal per $1,000 original
certificate principal amount     $0.000000

     B)     Information Regarding the Performance of the Trust

          (1) Allocation of Receivables Collections to the Series 1994-1 Certificates

               (a) The aggregate amount of Finance Charge Receivables collected during the Monthly Period immediately preceding the Distribution
Date     $72,953,798.53

               (b) The aggregate amount of Principal Receivables collected during the Monthly Period immediately preceding the Distribution Date $265,289,558.62

               (c) The Floating Allocation Percentage with respect to the Series 1994-1 Certificates for the Monthly Period immediately preceding the
Distribution Date     10.546639%

               (d) The Principal Allocation Percentage with respect to the Series 1994-1 Certificates for the Monthly Period immediately preceding the
Distribution Date     10.546639%

               (e) The Finance Charge Receivables, plus any Investment Proceeds and Reserve Account withdrawals included as Available Finance Charge Collections, collected and allocated to the Series 1994-1 Certificates for the
Monthly Period immediately preceding the Distribution Date     $7,694,173.48

               (f) The Principal Receivables collected and allocated to the Series 1994-1 Certificates for the Monthly Period immediately preceding
the Distribution    Date     $27,979,131.00

     (2) Available Finance Charge Collections for Series 1994-1 for the Monthly Period immediately preceding the Distribution Date

          (a)        The Finance Charge Receivables collected and allocated to
the Series 1994-1 Certificates     $7,694,173.48

          (b)        Collection Account and Special Funding Account investment
earnings allocated to the Series 1994-1 Certificates     $8,550.84

          (c)        Additional Finance Charges from other Series allocated to
the Series 1994-1 Certificates     $0.00

          (d)     Principal Funding Account Investment Proceeds     $0.00

          (e)     Reserve Account withdrawals     $0.00

          (f)          Available  Finance Charge Collections for Series 1994-1
(total of (a), (b), (c), (d) and (e) above)     $7,702,724.32

     (3) Available Principal Collections for Series 1994-1 for the Monthly Period immediately preceding the Distribution Date

          (a)         The Principal Receivables collected and allocated to the
Series 1994-1 Certificates     $27,979,131.00

          (b)      Shared Principal Collections from other Series allocated to
the Series 1994-1 Certificates     $0.00

          (c)          Additional amounts to be treated as Available Principal
Collections pursuant to the Series Supplement     $2,853,390.69

          (d)      Available Principal Collections for Series 1994-1 (total of
(a), (b) and (c) above)     $30,832,521.69

     (4)     Delinquent Balances in the Trust

          The aggregate outstanding balance of the Accounts which were delinquent as of the close of business on the last day of the Monthly Period immediately preceding the Distribution Date.

          (a)     31-60 days           $85,708,216
          (b)     61-90 days            48,351,691
          (c)     91 or more days       77,213,092
          (d)     Total Delinquencies $211,272,999

     (5)     Defaulted Amount

          (a) The aggregate amount of Defaulted Receivables with respect to the Trust for the Monthly Period immediately preceding the Distribution
Date     $30,408,380.60

          (b) The aggregate amount of Recoveries of Defaulted Receivables processed during the Monthly Period immediately preceding the Distribution
Date     $3,353,403.24

          (c) The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date [Defaulted Receivables minus Recoveries] $27,054,977.36

          (d) The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date allocable to the Series 1994-1 Certificates
(the "Investor Default Amount")     $2,853,390.69

    (6)     Investor Charge-Offs

          (a)     The amount withdrawn, if any, under the Series Enhancement
  $0.00

          (b)        The excess of the Investor Default Amount over the sum of
(i) the Available Finance Charge Collections applied to such Investor Default Amount and (ii) the amount of the withdrawal, if any, under the Series Enhancement applied to such Investor Default Amount (an "Investor Charge-Off")
    $0.00

          (c) The amount of the Investor Charge-Off set forth in item 6(b) above, per $1,000 original certificate principal amount (which will have the effect of reducing, pro rata, the amount of each Series 1994-1
Certificateholder's investment)     $0.000000

          (d) The total amount reimbursed to the Trust for such Distribution Date in respect of Investor Charge-Offs for prior Distribution
Dates     $0.00

          (e) The amount set forth in item 6(d) above per $1,000 original certificate principal amount (which will have the effect of increasing, pro rata, the amount of each Series 1994-1 Certificateholder's investment) $0.000000

          (f) The amount, if any, by which the outstanding principal balance of the Series 1994-1 Certificates exceeds the Series 1994-1 Invested Amount as of the Distribution Date, after giving effect to all deposits,
withdrawals and distributions on such Distribution      Date     $0.00

     (7)     Investor Monthly Servicing Fee

          The amount of the Series 1994-1 Monthly Servicing Fee payable to the
Servicer on the Distribution Date     $692,708.33

     (8)     Available Series Enhancement Amount

          (a) The Available Cash Collateral Amount for the Series 1994-1 Certificateholders as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such
Distribution Date and the related Transfer Date     $95,000,000.00

          (b) The percentage of the Available Cash Collateral Amount to the Invested Amount of the Series 1994-1 Certificates as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the related
Transfer Date     20.00%

          (c) The amount of the Enhancement Invested Amount, if any, as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the
related Transfer Date     $0.00

     (9)     Principal Funding Account Amount

          (a) The amount on deposit in the Principal Funding Account as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the
related Transfer Date     $0.00

          (b) Deposits in the Principal Funding Account are currently scheduled to commence on the Distribution Date occurring in January, 1997. (The initial funding date for the Principal Funding Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

     (10)     Deficit Controlled Accumulation Amount

          The Deficit Controlled Accumulation Amount for the Distribution Date, after giving effect to all deposits, withdrawals and distributions on
such Distribution Date and the related Transfer Date     $0.00

    (11)     Reserve Account

          (a) The amount on deposit in the Reserve Account as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the related
Transfer Date     $0.00

          (b) The Required Reserve Account Amount (which may vary in accordance with the terms of the Series Supplement) is currently calculated to
be     $0.00

          (c) Deposits in the Reserve Account are currently scheduled to commence on the Distribution Date occurring in December, 1996. (The initial funding date for the Reserve Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

     C)     Invested Amount

          (1)     The Invested Amount of the Series 1994-1 Certificates on the
date of issuance (the "Initial Invested Amount")     $475,000,000.00

          (2) The Invested Amount of the Series 1994-1 Certificates on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution
               Date     $475,000,000.00

          (3) The Pool Factor for the Distribution Date (which represents the ratio of the Invested Amount of the Series 1994-1 Certificates as of such Distribution Date, after giving effect to any adjustment in the Invested Amount of the 1994-1 Certificates on such date, to the Initial Invested Amount of the Series 1994-1 Certificates). The amount of a Certificateholder's pro rata share of the Invested Amount can be determined by multiplying the original denomination of the Certificateholder's Certificate by the Pool
Factor          1.000000

     D)     Receivables Balances

          (1) The aggregate amount of Principal Receivables in the Trust at the close of business on the last day of the immediately preceding Monthly
Period     $4,466,151,356

          (2) The aggregate amount of Finance Charge Receivables in the Trust at the close of business on the last day of the immediately preceding
Monthly Period     $84,703,508

     E)     Annualized Percentages

          (1) The Gross Yield (Available Finance Charge Collections for the Series 1994-1 Certificates for the preceding Monthly Period divided by the Invested Amount of the Series 1994-1 Certificates as of the last day of the
next preceding Monthly Period, multiplied by 12)     19.46%

          (2) The Net Loss Rate (the Investor Default Amount for the 1994-1 Certificates for the preceding Monthly Period divided by the Invested Amount of the Series 1994-1 Certificates as of the last day of the next
preceding Monthly Period, multiplied by 12)     7.21%

          (3) The Portfolio Yield (the Gross Yield minus the Net Loss Rate for the Series 1994-1 Certificates for the preceding Monthly Period) 12.25%

          (4) The Base Rate (Monthly Interest plus Monthly Servicing Fee for the preceding Monthly Period divided by the Invested Amount of the Series 1994-1 Certificates as of the last day of the next preceding Monthly Period,
multiplied  by 12)     8.65%

          (5)      The Net Spread (the Portfolio Yield minus the Base Rate for
the Series 1994-1 Certificates for the preceding Monthly Period)     3.60%

          (6) The Monthly Payment Rate (Collections of Principal Receivables and Finance Charge Receivables with respect to all Receivables in the Trust for the preceding Monthly Period divided by the amount of
Receivables  in  the  Trust  as  of the last day of the next preceding Monthly
Period)     7.38%

     F)     Series 1994-1 Information for the Last Three Distribution Dates

          1)     Gross Yield

               a)  10/15/96          19.46%
               b)   9/16/96          19.38%
               c)   8/15/96          21.79%

          2)     Net Loss Rate

               a) 10/15/96           7.21%
               b) 9/16/96            6.60%
               c) 8/15/96            6.54%

          3)     Net Spread (Portfolio Yield Minus Base Rate)

               a) 10/15/96           3.60%
               b) 9/16/96            4.13%
               c) 8/15/96            6.60%

          Three Month Average          4.78%

          4)     Monthly Payment Rate

               a) 10/15/96           7.38%
               b) 9/16/96            7.82%
               c) 8/15/96            8.39%



                         FIRST DEPOSIT NATIONAL BANK,
                         Servicer


                         By:     /s/ David J. Petrini
                                 ----------------------------------
                         Name:   David J. Petrini
                         Title:  Senior Vice President and
                                 Senior Financial Officer